EXHIBIT 99.1
INSULET REPORTS FIRST QUARTER 2007 RESULTS
BEDFORD, MA, June 21, 2007 — Insulet Corporation (NASDAQ: PODD), the manufacturer and marketer of the OmniPod Insulin Management System, today announced financial results for its first quarter ended March 31, 2007.
First quarter 2007 revenue increased nine-fold to $2.0 million from $222,000 in the first quarter of 2006. On a sequential basis, revenue rose 22% from $1.6 million in the fourth quarter of 2006. At the end of the first quarter of 2007, approximately 1,750 customers were using the OmniPod System, up from 1,252 customers at the end of 2006, representing an increase of 40%. Total operating expenses rose 88% to $8.2 million in the first quarter of 2007 from $4.4 million in the first quarter of 2006. The majority of this increase was related to increased sales and marketing expenses. Net loss for the first quarter of 2007 was $11.6 million, compared to a net loss of $6.9 million for the first quarter of 2006.
“Our first quarter revenue growth demonstrates the growing market acceptance of our discreet and easy to use OmniPod System. Our innovative device has the potential to significantly expand the use of insulin pump therapy among people with insulin-dependent diabetes,” said Duane DeSisto, Insulet’s president and chief executive officer. “During the first quarter of 2007, we also continued to make progress towards our goals of expanding manufacturing capacity, reducing per unit production costs, increasing sales and marketing efforts and expanding third-party payor coverage for the OmniPod System. These developments, coupled with the capital we raised during our recent IPO, position us to advance our mission to significantly improve the lives of people with diabetes.”
As of March 31, 2007, Insulet’s cash and cash equivalents totaled $19.1 million, compared to $33.2 million at December 31, 2006.
Recent Highlights
•	Insulet recently completed its initial public offering. On May 18, 2007, Insulet issued and sold 7.7 million shares of common stock at a price to the public of $15.00 per share. On June 12, 2007, the underwriters exercised their overallotment option in part and purchased an additional 665,000 shares of common stock at the same price per share. Insulet’s net proceeds from the offering totaled $113.8 million.

•	To date, the Company has entered into contracts establishing reimbursement for the OmniPod System with third-party payors covering an estimated 92 million lives, including seven new contracts since the beginning of 2007.

•	In the first quarter of 2007, Insulet introduced its Personal Demonstration Kit Program. This marketing initiative is designed to give interested patients an opportunity to experience the lifestyle benefits of the OmniPod System for three days at no cost, a program not available to patients considering conventional insulin pumps.

•	Since the beginning of 2007, Insulet has initiated several studies seeking to demonstrate the potential clinical and functional benefits of the OmniPod System relative to other insulin delivery options. In addition, the Company is an industry partner in several sites supporting the Juvenile Diabetes Research Foundation’s Artificial Pancreas Project.
Financial Outlook for 2007
For the full year 2007, Insulet anticipates revenue will be in the range of $10 – 12 million. The Company anticipates that its quarterly net losses into 2008 will be at approximately the same level or higher compared to the net loss in the first quarter of 2007 as the Company continues to invest in expanding the manufacturing capacity and the sales and marketing infrastructure.
Pro Forma Net Loss Per Share
In order to remain consistent with presentations made in the Company’s filing on Form S-1, pro forma net loss per share is included in the attached statements of operations. Reconciliation between net loss per share and pro-forma net loss per share is provided in the attached table.
Conference Call
Insulet will host a conference call on Friday, June 22, 2007 at 8AM Eastern time to discuss the Company’s first quarter 2007 results and present information concerning its business, strategies and outlook. To listen to the conference call, please dial 800-291-5365 for domestic callers and 617-614-3922 for international callers. The passcode is 51118211. A replay of the conference call will be available two hours after the start of the call through July 20, 2007 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 88765047. An online archive of the conference call will also be available by accessing the Investor Information section of the company’s website at http://investors.insulet.com

Forward- Looking Statement
This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its revenues, patient base, manufacturing capacity, expenses, product costs, sales and marketing efforts and financial performance. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with Insulet’s dependence on the OmniPod System; Insulet’s ability to achieve and maintain market acceptance of the OmniPod System; potential manufacturing problems, including damage, destruction or loss of any or Insulet’s automated assembly units or difficulties in implementing its automated manufacturing strategy; potential problems with sole source or other third-party suppliers on which Insulet is dependent; Insulet’s ability to obtain favorable reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; adverse regulatory or legal actions relating to the OmniPod System; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; risks associated with potential future acquisitions; Insulet’s ability to maintain compliance with the restrictions and covenants contained in its existing credit and security agreement; Insulet’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in the section of its prospectus, dated May 14, 2007, filed with the Securities and Exchange Commission on May 15, 2007 entitled “Risk Factors” and its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.
About Insulet Corporation
Insulet Corporation is an innovative medical device company dedicated to improving the lives of people with diabetes. The Company’s OmniPod Insulin Management System is a revolutionary, discreet and easy-to-use insulin infusion system that features two easy-to-use parts with no tubing and fully-automated cannula insertion. Through the OmniPod System, Insulet seeks to expand the use of continuous subcutaneous insulin infusion (CSII) therapy among people with insulin-dependent diabetes. Founded in 2000, Insulet is based in Bedford, MA.
Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)

INSULET CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(Unaudited, amounts in thousands, except per share amounts)	2007	2006

Revenue	$2,008	$222
Cost of revenue	4,572	2,753

Gross loss	(2,564)	(2,531)
Operating expenses:
Research and development	2,470	1,750
General and administrative	2,660	1,553
Sales and marketing	3,104	1,072

Total operating expenses	8,234	4,375

Operating loss	(10,798)	(6,906)
Interest income	304	235
Interest expense	(983)	(269)
Increase in value warrant liability	(83)	—

Net loss	$(11,560)	$(6,940)

Accretion of redeemable convertible preferred stock	—	(222)

Net loss attributable to common shareholders	(11,560)	(7,162)

Net loss per share basic and diluted	$(24.02)	$(21.06)

Weighted-average number of shares used in calculating net loss per share	481,175	340,106
Pro forma net loss per share basic and diluted	$(0.64)	$(0.45)

Pro forma weighted-average number of shares used in calculating net loss per share	18,148,947	15,995,946

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited, amounts in thousands, except share amounts)	2007	2006

ASSETS
Currents Assets
Cash	$19,076	$33,231
Accounts receivable, net	2,118	1,417
Inventories	4,256	3,390
Prepaid expenses and other current assets	1,797	1,827

Total current assets	27,247	39,865
Property and equipment, net	18,484	16,999
Other assets	1,951	276

Total assets	$47,682	$57,140

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Currents Liabilities
Accounts payable	$4,687	$3,450
Accrued expenses	4,325	4,193
Deferred revenue	679	284
Current portion of long-term debt	29,225	29,222
Preferred stock warrant liability	2,015	1,931

Total current liabilities	40,931	39,080
Other long-term liabilities	317	316

Total liabilities	41,248	39,396

Redeemable convertible preferred stock, $0.001 par value:
Authorized: 46,408,050 shares at March 31, 2007 and December 31, 2006, respectively	119,509	119,509

Stockholders’ deficit
Common stock, $.001 par value:
Authorized: 65,000,000 authorized at March 31, 2007 and December 31, 2006, respectively
Issued: 485,446 and 457,076 shares at March 31, 2007 and December 31, 2006, respectively	1	1
Additional paid in capital	524	293
Accumulated deficit	(113,600)	(102,040)
Subscription receivable	—	(19)

Total stockholders’ deficit	(113,075)	(101,765)

Total liabilities and stockholders’ deficit	$47,682	$57,140

INSULET CORPORATION
PRO FORMA NET LOSS PER SHARE

	Three Months Ended March 31,
(Unaudited, amounts in thousands, except share amounts)	2007	2006

Numerator
Net loss attributable to common stockholders	$(11,560)	$(7,162)
Denominator
Basic and diluted weighted average common shares outstanding	481,175	340,106

Net loss per share basic and diluted	$(24.02)	$(21.06)

Adjustment to reflect the conversion of preferred stock and warrants:
Conversion of Series A redeemable convertible preferred stock	380,705	380,705
Conversion of Series B redeemable convertible preferred stock	2,263,651	2,263,651
Conversion of Series C redeemable convertible preferred stock	3,988,337	3,988,337
Conversion of Series D redeemable convertible preferred stock	5,584,722	5,584,722
Conversion of Series E redeemable convertible preferred stock	5,230,376	3,312,572
Conversion of warrant (Series D redeemable convertible preferred stock)	125,853	125,853
Conversion of warrant (Series E redeemable convertible preferred stock)	94,128	—

Pro forma basic and diluted weighted average common shares outstanding	18,148,947	15,995,946

Pro forma net loss per share basic and diluted	$(0.64)	$(0.45)